INDENTURE OF LEASE

THIS INDENTURE OF LEASE (this “Lease”), made and executed in duplicate as of the 1st day of June, 2006, by and between TOLEDO REALTY, LLC, a New York Limited Liability Corporation (“Landlord”), and JUMA TECHNOLOGY, LLC, a New York Limited Liability Corporation (“Tenant”).

WITNESSETH:

Landlord, for and in consideration of the rents hereinafter reserved and of the covenants and agreements hereinafter mentioned to be kept and performed by Tenant, does by these presents lease and let unto Tenant, and Tenant does hereby hire and take from Landlord the entire 7,000 square foot Building (the “Building”) inclusive of the office space and garaged warehouse space (the “Premises”), on that certain lot, parcel or piece of real estate, together with the appurtenances thereto (including any easements for ingress, egress, rights-of-way, or otherwise which are or may be appurtenant thereto in common with others entitled to the use thereof) situated at 154 Toledo Street, Farmingdale, New York said parcel being more particularly described in Exhibit “A” attached hereto and made a part hereof (the “Land”) (the Land and the Building and any other current or future improvements collectively, the “Property”);

It is hereby mutually covenanted and agreed that (a) delivery of the Premises is being made by Landlord to Tenant in its present condition “as is” and “where is” and that Landlord has made no representation with respect to the physical condition thereof, and (b) this Lease is made upon the following agreements, conditions, covenants and terms:

ARTICLE I.  HEADINGS

Section 1.01. The various headings and numbers herein, and the grouping of the provisions of this Lease into separate Articles and Sections, are for the purpose of convenience only and in no way define, limit, construe, or describe the scope or intent of such Sections or Articles nor in any way affect this Lease.

ARTICLE II.  TERM OF THIS LEASE AND EXTENSION PERIODS

Section 2.01. The term of this Lease shall commence on the 1st day of June, 2006, (the “Commencement Date”), and shall continue for a term of ten (10) years (the “Primary Term”), commencing on the Commencement Date and expiring the last day of May, 2016, (the “Termination Date”), unless sooner terminated in accordance with this Lease (the Primary Term as may be extended or renewed is hereinafter referred to as the “Term”) , and two (2) separate five (5) year options (from June 1, 2016 to May 31, 2021 - first Option, and from June 1, 2021 to May 31, 2026 - second Option (the “Options”). For the purpose of this Lease, the term “Lease Year” shall mean any twelve (12) month period beginning on the first day of the month next following the Commencement Date unless the Primary Term commences on the first day of a month in which event the twelve (12) month period shall commence on the Commencement Date.

ARTICLE III.  RENT

Section 3.01. Tenant covenants and agrees to pay without demand, set-off or abatement, except as specifically otherwise set forth herein, and Landlord agrees to accept as “Minimum Annual Rent” (herein so called) for the Premises during the Primary Term the following sums: Eighteen and 00/100 Dollars ($18.00) per square foot for the entire building for a total Minimum Annual Rent of One Hundred Twenty -Six Thousand and 00/100 Dollars ($126,000.00) per annum for the first Lease Year, which sums shall be payable in equal monthly installments of Ten Thousand Five Hundred and 00/100 Dollars ($10,500.00) each (“Minimum Monthly Rent”), on the first day of each calendar month in advance (prorated according to the Minimum Monthly Rent for the First Lease Year on a thirty-day month per diem basis in the event the Commencement Date is other than the first day of a month). Thereafter, the Minimum Annual Rent shall increase three (3%) percent, annually, during each year of the Primary Term and each Option (Attached as Exhibit “B” is the schedule of Rent

Payments due from Tenant). Tenant understands that utilities consumed by the Premises are Tenant’s responsibility and are in addition to the Minimum Monthly Rent.

All rental payments hereunder shall be made to Landlord, or at such other place or person as Landlord may designate in writing from time to time.

Section 3.02. All payments other than Minimum Annual Rent required to be made by Tenant under any of the terms or conditions of this Lease shall be collectible as “Additional Rent” hereunder whether or not the provision requiring such payment specifically so states (Minimum Annual Rent and Additional Rent are collectively referred to herein as “Rent”). Any payment of Rent not made by Tenant on the date or time herein specified for such payment shall bear interest at the lesser of eighteen percent (18%) per annum or the highest rate permitted by law (the “Lease Interest Rate”), from such date or time until such payment shall be made by Tenant.

Section 3.03. The parties intend that this Lease shall provide for a net return to Landlord in the amount of the Minimum Annual Rent. The parties, therefore, agree that all costs, expenses or obligations of whatever nature, whether ordinary or extraordinary, arising in connection with this Lease or by reason of the use or occupancy of the Premises, shall be paid and discharged by Tenants of the Building and shall be collectible as Additional Rent for all purposes of this Lease. Landlord and Tenant agree that Tenant is leasing (100%) of the total square footage of the Building and therefore shall be responsible for (100%) of such costs, expenses and obligations for the Property (“Tenant's Proportionate Share”).

Section 3.04. Upon execution of this Lease, Tenant shall pay to Landlord two (2) months Security Deposit and one (1) month Minimum Monthly Rent in advance, for a total due of Thirty One Thousand Five Hundred ($31,500.00) Dollars.

ARTICLE IV.  ADDITIONS, CHANGES AND ALTERATIONS; EQUIPMENT

Section 4.01. At any time, and from time to time, with Landlord's prior written approval, which will not be unreasonably withheld, Tenant, at its sole cost and expense, may make additions to and nonstructural changes and alterations in and upon any or all of the Premises and may make additional improvements to the Premises provided that:

(a) Such additions, changes, alterations or improvements, when completed, shall not materially impair the strength or value of the Improvements and shall be in conformity and compliance with all applicable laws, building ordinances and regulations;

(b) Whenever the contemplated cost of such additions, changes, alterations, or improvements exceeds $50,000.00, Tenant shall first deliver to Landlord detailed plans and specifications therefore and Tenant shall grant Landlord a period of thirty (30) days during which Landlord may approve such plans and specifications or indicate the reasons for its disapproval of same. Provided that the work to be constructed is, in Landlord's sole judgment, in accordance with Subsection 4.01(a) hereof, Landlord shall approve such plans and specifications. If Landlord has not acted within thirty (30) days of the date of delivery of such plans and specifications, it will be deemed to have approved the same, subject, however, to Subsection 4.01(a) hereof. Nothing in the Lease shall imply or be deemed to be a consent or agreement by Landlord to subject Landlord's estate or the Premises to liability under any mechanics or other lien law. All such additions, changes, alterations or improvements shall be and remain part of the realty and the property of the Landlord and subject to this Lease unless the Landlord notifies Tenant within thirty (30) days after the expiration of the Term that it wishes same or a portion thereof to be removed, in which event, Tenant shall cause such removal and restore the Premises to its original condition.

Section 4.02.(a). At any time, and from time to time, Tenant may, at its sole cost and expense, install, assemble or place upon the Premises any items of Equipment (as defined in Subsection 4.02(b), which Equipment shall be and remain the property of Tenant or other owner thereof and shall not become part of the Premises.

(b) As used herein, the term “Equipment” shall mean all equipment, appliances, machinery, signs, furniture and trade fixtures now or hereafter installed or placed on the Premises, whether or not physically attached thereto, and used or useable in the operation and maintenance of the business of Tenant or any Permitted Subtenant (as defined in Article XIII) or any other entity on the Premises. Equipment shall not include heating and ventilating air-conditioning plants and systems, electrical (except installed by Tenant), sprinkler and plumbing fixtures and systems and other like equipment and fixtures which constitute an integral part of the building constructed on the Premises.

(c) Tenant may remove the Equipment at any time at or prior to the Expiration Date or earlier termination of this Lease, provided that Tenant shall repair any and all damage to the Premises resulting from such removal. For the purposes of this Subsection 4.01(c), the term “Tenant” shall be deemed to include subsidiaries of Tenant and any other Permitted Subtenant.

ARTICLE V.  RECONSTRUCTION OF DAMAGED, DESTROYED OR REMOVED IMPROVEMENTS; REPAIR AND MAINTENANCE

Section 5.01. Subject to the provisions of Article IV hereof, Landlord will repair, replace or reconstruct any building or other of the Improvements, located on the Land which is damaged or destroyed by fire or other casualty. Such repair, replacement or reconstruction shall be accomplished within such time as may be reasonable under the circumstances after allowing for delays caused by strikes, lockouts, acts of God, fire, unavailability of materials or labor, or any other cause or casualty beyond the reasonable control of Tenant. The design and specifications of such repair, replacement or reconstructions shall be as determined by Landlord; but such work shall restore the Premises to not less than their value immediately prior to the damage, destruction, demolition or removal. Tenant shall pay Tenant’s Proportionate Share of the cost of insurance purchased by Landlord to insure against such fire and other casualty.

Section 5.02.(a). Landlord will keep and maintain the Land and all of the Improvements from time to time located thereon and all appurtenants thereof and the sidewalks, passageways, landscaping, parking areas, private roadways, drainways, sewers and trackage rights (to the extent the same are subject to Landlord's control) on, adjacent and appurtenant thereto, in good repair and in safe and sanitary condition and will make all necessary repairs (structural and non-structural), replacements and renewals, which shall be substantially equal in quality and class to the original work. Tenant shall pay Tenant's Proportionate Share of the cost of such maintenance, repairs, replacements and renewals.

(b) Tenant will conform with and do all things necessary to comply with every valid law, regulation, order and requirement of any governmental authority relating to the Premises and will hold and save Landlord free and harmless of all losses, costs, expenses, claims or liabilities for the breach thereof, or failure to comply therewith and for the breach of or failure to comply with any valid law, regulation, order and requirement of any governmental authority relating to the conduct of Tenant's business in the Premises.

ARTICLE VI.  USE OF THE PREMISES

Section 6.01. The Premises shall be used only for lawful, proper and legitimate purposes, and Tenant shall not use, nor suffer nor permit any person to use, the same or any part thereof for any purpose or in violation of the laws of the United States or of the State in which the Premises are located, or of the ordinances of any political subdivision of the State, or any covenant, restriction or condition affecting the Premises, nor for any immoral or unlawful purpose whatsoever.

ARTICLE VII. CONSTRUCTION LIENS

Section 7.01. Tenant will keep the Premises free and clear of mechanics', laborers', or material men’s liens, and other liens of similar nature, which may arise in connection with any work performed on the Premises by or at the direction or sufferance of Tenant; provided, however, that Tenant shall have the right to contest the validity or the amount of any such lien or claimed lien, if Tenant shall, within ten (10) days after the lien is filed against the Premises, give to Landlord or any mortgagee of the Premises (a "Mortgagee"), such reasonable security as may be demanded by Landlord or a Mortgagee to insure payment of such lien and prevent any sale, foreclosure or forfeiture of the Premises by reason of such nonpayment. On final determination of the lien or claimed lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released or judgment satisfied at Tenant’s own expense. Should any such lien be placed on the Premises and the same ripen into a judgment which has become final, Landlord, at its option, may pay any such final judgment and clear the Premises there from, and any monies so paid out by Landlord on account of any such judgment shall be repaid by Tenant to Landlord at the next ensuing rent day and shall draw interest at the Lease Interest Rate from time of payment by Landlord until repaid by Tenant.

Section 7.02. In the event any lien is filed against the Premises or any action is commenced affecting the title hereto, as between Landlord and Tenant, the notified party shall give the other prompt written notice thereof.

Section 7.03. Nothing in this Lease shall authorize Tenant to, and Tenant shall not, do any act which will in any way encumber the title of Landlord in and to the Premises, nor shall the interest or estate of Landlord in the Premises be in any way subject to any claim whatsoever by virtue of any act or omission of Tenant. Any claim to a lien upon the Premises arising from any act or omission of Tenant shall be valid only against Tenant and shall in all respects be subordinate to the title and rights of Landlord and any person claiming by, through or under Landlord in and to the Premises. Tenant shall remove any lien or encumbrance on its interest in the Premises within ten (10) days after it has received notice thereof; provided, however, that Tenant may in good faith contest any such item if it posts a bond or other adequate security with Landlord.

ARTICLE VIII. TAXES, ASSESSMENTS, AND UTILITY CHARGES

Section 8.01. Landlord and Tenant agree that Landlord shall provide and/or pay for any services as set forth herein (but expressly excluding all utilities). Landlord will pay when due all taxes, use and occupancy taxes, assessments and levies, whether general or special, ordinary or extraordinary, of every nature or kind whatsoever, (excluding water, sewer, gas and electric rates which are Tenant's sole responsibility), which may be taxed, charged, assessed, levied or imposed at any time or from time to time during the Term of this Lease (including taxes for the tax year in which such term begins) by the State, any political subdivision thereof or any governmental or quasi-governmental body having jurisdiction thereover, upon or against (i) this Lease; (ii) the Premises or the occupancy, use or possession thereof; or (iii) any estate, right, title or interest of Landlord and of Tenant or of either of them in or to the Premises. Tenant shall pay to Landlord, Tenant’s Proportionate Share of such taxes, etc. It is agreed, however, that (a) taxes for the years in which the commencement and the termination of this Lease occur shall be prorated, and Tenant shall be required to pay as its prorated share only that portion of the taxes levied for the period of the taxable year for which this Lease shall have been in effect, and (b) Tenant shall not be obligated to pay any installment of any special assessment which may be levied, assessed or confirmed during the Term, but which does not fall due and is not required to be paid until after its termination, unless the special assessment is attributable to Tenant's use, occupancy or possession of the Premises. All amounts payable by Tenant hereunder may be collectible by Landlord as though the same were Additional Rent hereunder.

Section 8.02. Nothing contained herein shall be construed to require Tenant to pay any transfer, estate, inheritance, succession, or gift tax or taxes imposed in respect of any devise or gift of any interest of Landlord or its successors or assigns in the Premises, nor any income tax imposed in respect of Landlord's income from the Premises, except as stated in Section 8.03, and except for any transfer tax or other expense in the event the Premises are sold to Tenant or its assigns pursuant to this Lease.

Section 8.03. If any income tax shall be levied, assessed or imposed by the State or any political subdivision thereof upon the income arising from Rent payable hereunder, in lieu of or as a substitute for a property tax upon the Premises, Tenant shall pay Tenant’s Proportionate Share of the same; but in no event shall Tenant be obligated to pay for any year any greater amount by way of such substituted income tax than would have been payable by Landlord by way of such substituted income tax had the rental upon which such tax was imposed been the sole taxable income of Landlord for the year in question.

Section 8.04. Except as permitted by Section 8.05, the taxes, assessments and other impositions to be paid by Tenant in this Article VIII., shall be paid, before any delinquency can occur therein or in any part or installment thereof, and certificates of payment shall be delivered to Landlord upon request.

Section 8.05. Landlord shall have the right to contest the legality or validity of any of the taxes, assessments or other impositions.

Section 8.06. The Land, the Building and the Improvements covered and affected by this Lease may always be assessed for the purpose of taxation in the name of the owner of the fee.

Section 8.07. As between the parties hereto, Landlord alone shall have the duty of attending to the making and filing of any statement or report which may be provided or required by law as a basis of or in connection with the determination, equalization, reduction, payment or abatement of each obligation which is to be borne or paid by Landlord (and reimbursed by tenants) in accordance with this Article VIII.

Section 8.08. Landlord will promptly deliver to Tenant any and all tax notices or assessments which it may receive relating to the Premises.

ARTICLE IX.  PUBLIC LIABILITY AND PROPERTY DAMAGE

Section 9.01. (a) Tenant does hereby release Landlord and shall at all times indemnify and defend Landlord and save it harmless from and against all claims, suits, actions, damages, judgments, liabilities, fines, penalties, costs and expenses for loss of life, personal injury or damage to property (i) arising from or out of occurrences during the Term within or upon the Premises (without regard to the cause or claimed cause thereof whether such loss of life, personal injury or damage to property be due to any negligence including the negligence or other act or omission of Landlord, or its officers, agents, invitees or employees occurring following the execution of this Lease), or (ii) by reason of the occupancy or use of the Premises by Tenant, or (iii) occasioned wholly or in part by any act or omission of Tenant or breach of this Lease by Tenant or by its agents, invitees, contractors, customers, employees, servants, lessees or concessionaires. If Landlord shall be made a party to any litigation commenced by or against Tenant or by any third party and connected in any way with this Lease or Tenant's use or occupancy of Premises, Tenant shall indemnify and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

(b) Tenant also hereby releases Landlord from any and all liability arising from (i) the operation, conduct or management of or from any work or thing whatsoever done in, on or about the Premises or any building, structure, equipment (including, without limitation, plumbing, heating or air-conditioning equipment, elevators, water pipes and electrical wiring) or improvement now or hereafter erected or placed on or adjacent to the Premises, (ii) any condition of any sidewalk, alley, or driveway adjacent to the Premises, (iii) any act or omission of co-tenants or other occupants, including assignees and subtenants of the Premises or of adjoining or contiguous property or buildings, and (iv) any act or omission of Landlord, its agents, servants or employees unless such act or omission shall constitute gross or willful negligence.

Section 9.02. Tenant will keep in effect at its sole cost and expense and with financially responsible insurance companies qualified to do business in the State in which the Premises is located and acceptable to Landlord (an “Insurer”), a comprehensive general liability policy either directly or indirectly, covering the Premises and providing coverage with minimum limits of liability at all times reasonably satisfactory to Landlord and which on the date hereof shall be not less than $1,000,000.00 for bodily injury to one person, $3,000,000.00 for bodily injury to any group of persons as a result of one accident and $1,000,000.00 for property damage. Such policy shall name Landlord and a Mortgagee, if any, as additional insured and certificates that such insurance is in force shall be delivered to Landlord; such certificate containing an agreement by the Insurer that such policy shall not be cancelled or modified (as it applies to Landlord or a Mortgagee) without thirty (30) days' prior written notice to Landlord or a Mortgagee by registered mail, return receipt requested, and that no act or omission by Tenant shall invalidate such policy as it applies to Landlord or Mortgagee.

Section 9.03. Tenant shall bring or keep property upon the Premises solely at its own risk, and Landlord shall not be liable for any damages thereto or any theft thereof. Tenant shall maintain fire and extended coverage insurance, which may include self-insurance, covering such personal property in such amounts and against such risks as is customarily maintained by similar businesses, and to provide Landlord evidence of such insurance coverage. Such insurance coverage shall contain a clause or endorsement under which the Insurer waives, or permits the waiver by Tenant, of all right of subrogation against Landlord, and its agents, employees, invitees, guests, or licenses, with respect to losses payable under such policy, and Tenant hereby waives all right of recovery which it might otherwise have against Landlord, and its agents, employees, invitees, guests, or licenses, for any damage to Tenant's property which is (or by terms of this Lease is required to be) covered by a policy of insurance, notwithstanding that such damage may result from the negligence or fault of Landlord, or its agents, employees, invitees, guests, or licensees. Any deductible or self-insured amount included in such policy shall be treated as though it were recoverable under the policy.

Section 9.04. Tenant shall deliver to Landlord certificates evidencing that all insurance which Tenant is required to provide and maintain in effect hereunder is in force. Should Tenant fail to provide, maintain or pay for any of the insurance hereinbefore provided for, Landlord at its option may procure such insurance. Any sums paid out by Landlord for any such insurance shall be repaid by Tenant to Landlord on the first day of the calendar month next following payment thereof by Landlord, together with interest thereon at the Lease Interest Rate from the date of payment by Landlord until repaid by Tenant.

Section 9.05. Landlord will keep in effect with financially responsible insurance companies qualified to do business in the State in which the Property is located a comprehensive general liability policy either directly or indirectly covering the Property and providing coverage with minimum limits of liability of not less than $1,000,000.00 for bodily injury to one person, $3,000,000.00 for bodily injury to any group of persons as a result of one accident and $1,000,000.00 for property damage. Tenant shall pay Tenant's Proportionate Share of the cost of such insurance.

ARTICLE X.  FIRE INSURANCE

Section 10.01. Landlord will keep the buildings and the Improvements now or hereafter located on the Premises insured against All Risk of Loss with an Insurer in an amount at least equal to replacement value, and if there is a “pressure vessel” on the Premises, against loss by boiler explosion in an amount at least equal to replacement value. Such insurance shall be so issued as to cover the several interests of Landlord, a Mortgagee, and Tenant, and shall provide that in case of loss or damage the proceeds thereof shall be payable to Landlord and a Mortgagee to be held by it (except as hereinafter specified), as security for the performance by Tenant of its obligation to repair, rebuild or reconstruct the damaged Buildings and/or Improvements as provided herein. Such insurance shall also provide for “rents coverage” insurance in the amount of actual losses sustained. Tenant shall pay to Landlord Tenant's Proportionate Share of the cost of such insurance.

Section 10.02. After any loss insured against pursuant to Section 10.01, Landlord shall (i) proceed with repair or rebuilding, or (ii) elect to terminate this Lease by giving written notice to Tenant of such election.

Section 10.03. All insurance proceeds in the hands of Landlord at the time of termination of this Lease, or the termination of the rights of Tenant hereunder, and all insurance proceeds thereafter received by Landlord under any policy of fire insurance shall be the sole and exclusive property of Landlord.

ARTICLE XI.  DESTRUCTION OF THE PREMISES

Section 11.01. Notwithstanding any other provision of this Lease or any laws to the contrary, damage to or destruction of any portion or all of the buildings, structures or fixtures upon the Premises by fire, the elements, or any cause, whether or not without fault on the part of Tenant, shall not terminate this Lease (except at Landlord’s election as set forth in Section 10.02) or entitle Tenant to any abatement of or reduction in Rent payable by Tenant, or otherwise affect the respective obligations of the parties.

ARTICLE XII. CONDEMNATION

Section 12.01. In the event that the Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or by agreement between Landlord and those authorized to exercise such right (any such “Partial Taking” [herein so called] or “Full Taking” [herein so called]) being hereinafter generically referred to as a “Taking”), Landlord and any person or entity having an interest in the award or awards shall have the right to participate in any such condemnation proceedings or agreement for the purpose of protecting their interests hereunder. Each party so participating shall pay its own expenses therein.

Section 12.02. If at any time during the Term there shall be a Taking of the whole or substantially all of the Property, this Lease shall terminate and expire on the date of such Taking and Minimum Annual Rent and Additional Rent shall be apportioned and paid to the date of such Taking. For the purpose of this Article XII, "substantially all of the Property" shall be deemed to have been taken if Tenant and Landlord agree, or failing such agreement, it is determined by arbitration as provided in Section 12.06, that the untaken part of the Premises is insufficient for the economic and feasible operation thereof by Tenant.

Section 12.03. If this Lease shall have terminated as a result of such Taking, the proceeds from the real estate award (the “Award”), shall be applied for the following purposes in the following order:

(a) First, pay the unpaid balance of any mortgages affecting the Premises at the time of the Taking; and

(b) Second, any balance of the Award remaining after payment of the amount set forth in Subsection 12.03(a) shall be paid to Landlord.

Tenant shall be entitled to a separate award for removal and dislocation expenses as granted to tenants of real estate under the Eminent Domain Laws of the State in which the Property is located.

Section 12.04. If this Lease shall not have been terminated pursuant to Section 12.02, after any such Taking, this Lease shall continue in full force and effect as to the portion of the Premises not taken and otherwise remain unaffected except:

(a) The Minimum Annual Rent shall be reduced by an amount which bears the same proportion to the Minimum Annual Rent immediately prior to the Partial Taking as the amount of the Award paid to Landlord or a Mortgagee and not applied to the restoration of the Improvements located on the Property pursuant to Subsection 12.04(b) shall bear to the value of the whole Property immediately prior to such taking as determined in the condemnation proceedings or agreement. Until the new Minimum Annual Rent shall have been determined, Tenant shall continue to pay Minimum Monthly Rent as set forth in Section 3.01 and upon such determination, an appropriate adjustment shall be made and Tenant shall receive credit for any overpayment.

(b) The Award shall be paid to Landlord and applied first to restoration (if this Lease has not been terminated) and any balance of the Award shall be the property of Landlord subject to an obligation to make a Minimum Annual Rent adjustment as set forth in Subsection 12.04(a).

Section 12.05. In the event of a Taking of all or a part of the Premises for temporary use, this Lease shall continue in full force and effect without change, as between Landlord and Tenant, and Tenant shall be entitled to the Award made for such use; provided that:

(a) Tenant’s Proportionate Share of such Award shall be apportioned between Landlord and Tenant as of the date of the expiration of the then current Term; and

(b) Landlord shall be entitled to file and prosecute any claim against the contemnor for damages and to recover the same, for any negligent use, waste or injury to the Premises throughout the balance of the then current Term and same shall also be so apportioned between Landlord and Tenant.

Section 12.06. In the event of any dispute between Landlord and Tenant with respect to any issue of fact (other than one determined by the condemnation court or board of view or other body authorized to make the award) arising out of a Taking set forth in this Article XII, such dispute shall be resolved by arbitration in accordance with the then current procedures of the American Arbitration Association in the State in which the Premises are located, provided that the arbitrators shall be persons experienced in the operation of facilities whose use is substantially similar to the use of the Premises at the time of such arbitration.

ARTICLE XIII.  ASSIGNMENTS, TRANSFERS, AND SUBLETTING

Section 13.01. With the prior written consent of Landlord, which shall not be unreasonably withheld, Tenant shall have the right during the Primary Term to sublet all or a portion of the Premises or to assign this Lease upon such sub lessee’s or assignee’s execution of an instrument assuming all of the obligations of Tenant hereunder; provided, however, that no such subletting or assignment shall relieve Tenant of any of the obligations under the terms, covenants and conditions of this Lease, and Landlord shall at all times have the right to look to Tenant for the performance of all of the covenants to be performed on the part of Tenant. Tenant shall have the right to assign this Lease or sublet the Premises to a subsidiary of Tenant provided that Tenant shall continue to be liable for the performance of all the terms, covenants and conditions of this Lease on its part to be performed.

Section 13.02. To secure the payment of all Rent due under this Lease, Landlord shall have a first lien upon any and all rents from Tenant’s subtenants or assignees, if any.

Section 13.03. This Lease may be assigned or transferred by Landlord without limitation; provided that (except in the case of assignments to a Mortgagee) twenty (20) days’ prior notice of the assignment or transfer is given to Tenant; and upon such assignment or transfer, which shall be subject to this Lease, and notice to Tenant thereof, the individuals and corporate entity now comprising Landlord shall be relieved of any liability hereunder thereafter accruing; provided, further, that any successor or assignee assumes all obligations and covenants of Landlord under this Lease and immediately thereafter is in compliance therewith. In the event of an assignment of this Lease by Landlord to a Mortgagee, Tenant agrees to pay all Minimum Annual Rent and Additional Rent directly to such Mortgagee free of any and every defense, counterclaim or setoff Tenant may have or assert against Landlord or any other person or entity whatsoever.

ARTICLE XIV. DEFAULT

Section 14.01. (A) The occurrence of any of the following shall constitute an event of default (each an “Event of Default”) under this Lease:

(a) Failure of Tenant to take possession of the Premises within thirty (30) days after notice to Tenant that the same are ready for occupancy by Tenant;

(b) The vacation or abandonment of the Premises by Tenant;

(c) A failure by Tenant to pay, when due, any installment of Rent hereunder or any such other sum herein required to be paid by Tenant;

(d) Failure of Tenant to maintain any insurance required to be maintained by Tenant hereunder;

(e) The assignment, mortgaging, pledging or encumbering of this Lease or the subletting of all or any portion of the Premises without Landlord’s prior written consent;

(f) Tenant’s failure to observe and perform any other provision or covenant of this Lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant;

(g) The filing of a petition by or against Tenant for adjudication as bankrupt or insolvent, or for its reorganization, or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant's property; or an assignment by Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, of Tenant's business; provided, however, that if any such action is commenced against Tenant the same shall not constitute an Event of Default if Tenant causes the same to be dismissed within thirty (30) days after the filing of same.

(B) If an Event of Default shall occur, the following provisions shall apply and Landlord shall have the rights and remedies set forth herein which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event(s) of Default has been cured by Tenant in all respects:

(a) Acceleration of Rent: By notice to Tenant, Landlord shall have the right to accelerate all Minimum Annual Rent, Additional Rent and any other sums due hereunder and otherwise payable in installments over the remainder of the Term (which payments, to the extent not fixed hereunder, shall be based on the reasonable estimates of Landlord, including, without limitation, estimates as to the total amount of Additional Rent which would have been paid over the Term but for Tenant's default) and the amount of accelerated rent, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant.

Notwithstanding the foregoing or the application of any rule of law based upon election of remedies or otherwise, if Tenant defaults in its Lease obligations Landlord may (i) terminate Tenant's further right to possession of the Premises and (ii) seek to collect accelerated rents and (iii) terminate this Lease under paragraph (b) below; and these remedies shall not be unusually exclusive, if Tenant's shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord's termination of possession or termination of this Lease shall be applied by Landlord against Tenant's obligations owing to Landlord as determined by the applicable provisions of paragraphs (c) and (d) below.

(b) Termination of Lease. By notice to Tenant, Landlord shall have the right to terminate the Lease as of a date specified in the notice of termination and in such case, Tenant's rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date; and this Lease shall also terminate in all respects except for the provisions thereof regarding Landlord's damages and Tenant's liabilities arising prior to, out of and following the Event of Default and the ensuing termination.

(c) Tenant's Continuing Obligations - Landlord's Reletting Rights.

(1) Unless and until Landlord shall have terminated this Lease under paragraph (b) above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term; and in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses and expenses, including reasonable counsel fees, as Landlord incurs, directly or indirectly, because of any Event of Default having occurred.

(2) If Landlord either terminates Tenant's right to possession without terminating this Lease or terminates this Lease and Tenant's leasehold estate as above provided, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such Tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate. Landlord's obligation to mitigate damages shall be limited to such efforts as Landlord, in its sole reasonable judgment, deems appropriate.

(d) Landlord's Damages.

(1)	The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:

(A)  All Minimum Annual Rent and Additional Rent accrued and unpaid as of the termination date; and

(B) (i) All costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant's property, improvements and alterations therefrom, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, or, in lieu thereof, the costs and expenses of remodeling or altering the premises or any part for reletting the same, (iii) the costs of reletting (exclusive of those covered by the foregoing (ii)) including brokerage fees and reasonable counsel fees, and (iv) any special overhead expenses related to the vacancy of the Premises not in excess of ten percent (10%) of the initial Minimum Annual Rent otherwise to be paid by Tenant over the remainder of the Term, for each month or part between the date of termination and the reletting of the entire Premises; and

(C) All Minimum Annual Rent and Additional Rent (to the extent that the amount(s) of Additional Rent has been then determined or estimated by Landlord as aforesaid) otherwise payable by Tenant over the remainder of the Term.

Less (deducting from the total determined under subparagraphs (A), (B) and (C)) all rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other Tenant(s) by reason of the leasing of the Premises or part thereof during or attributable to any periods falling within the otherwise remainder of the Term.

(2)	All attorneys’ fees, costs and expenses incurred by Landlord as a result of such Event of Default.

(3)
The damage sums payable by Tenant under the preceding provisions of this paragraph (d) shall be payable on demand from time to time as the amounts are determined; and if from Landlord's subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, such excess payment(s) shall be refunded by Landlord to Tenant, without interest.

(e) Interest on Damage Amounts. Any sums payable by Tenant hereunder which are not paid after the same shall be due shall bear interest from that day until paid at the rate of three percent (3%) over the then "Prime Rate" announced or being charged by the Citibank, N.A. for ninety (90) day unsecured loans to major corporate borrowers (unless such rate is usurious as applied to Tenant, in which case the highest permitted legal rate shall apply).

(f) Landlord's Statutory Rights. Landlord shall have all rights and remedies now or hereafter existing at law with respect to the enforcement of Tenant's obligations hereunder and the recovery of the Premises, including, without limitation, those set forth in New York CPLR, as amended, and all amendments, modifications and substitutions thereof hereafter enacted. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right to remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

(g) Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damage referred to above.

(h) No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by the Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord’s receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of the Lease and the recovery of the Premises because of Tenant’s previous default.

Section 14.02. (a) If following the filing of a petition by or against Tenant in a bankruptcy court, Landlord shall not be permitted to terminate this Lease because of the provisions of Title II of the United States Code relating to Bankruptcy, as amended (the “Bankruptcy Code”), then Tenant (including Tenant as a “Debtor-in-Possession”) or any trustee for Tenant agrees promptly, within no more than twenty (20) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease and Tenant agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. Tenant's or the trustee's failure to assume this Lease within said twenty (20) day period shall be deemed a rejection. Landlord shall thereupon immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease shall terminate, except that Landlord's right to damages for Tenant's default shall survive such termination.

(b) Tenant or any trustee for Tenant may only assume this Lease if (i) it cures or provides adequate assurance that Tenant or the trustee will promptly cure any default hereunder, (ii) it compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's default, and (iii) it provides adequate assurance of future performance under this Lease by Tenant. To the extent permitted by law, in no event after the assumption of this Lease by Tenant or any trustee for Tenant shall any then existing default remain uncured for a period in excess of that permitted by this Lease. Adequate assurance of future performance of this Lease shall include, without limitation, adequate assurance (x) of the source of Rent required to be paid by Tenant hereunder, and (y) that assumption or permitted assignment of this Lease will not breach any provision hereunder.

ARTICLE XV. OWNERSHIP AND POSSESSION WARRANTY

Section 15.01. If Tenant shall perform all of its covenants, agreements and obligations hereunder, Landlord covenants and agrees that Tenant shall have the peaceful and quiet enjoyment of the Premises throughout the Term without hindrance on the part of Landlord.

ARTICLE XVI. HOLDING OVER BY TENANT

Section 16.01. If Tenant holds over or remains in possession or occupancy of the Premises or any part thereof after the expiration of the Primary Term or the Options, (if such option has been provided for in this Lease and has been properly exercised by Tenant) or after any sooner termination of this Lease, without a proper exercise of any extension option or without another written agreement leasing the Premises being actually made and entered into by Landlord and Tenant, and only if Rent is paid by Tenant and accepted by Landlord for or during any period of time Tenant so holds over or remains in possession or occupancy, such holding over or continued possession or occupancy shall create only a tenancy from month to month at a mutually agreeable rental but no less than the last Minimum Monthly Rent in effect on the last day of the Term or any extension thereof then in effect and upon all the terms, covenants and conditions, (other than length of the Term and extension thereof), set forth in this Lease, which may at any time be terminated by either Landlord or Tenant by giving to the other thirty (30) days prior notice of its intention to terminate the same.

ARTICLE XVII. WAIVERS

Section 17.01. No waiver by Landlord of any breach by Tenant of any of its obligations or agreements, or the terms, covenants and conditions hereunder shall be deemed to be a waiver of any subsequent breach of the same or any other covenants, agreements or obligations, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be deemed a waiver by Landlord of its rights or remedies with respect to such breach.

ARTICLE XVIII. TERMINATION

Section 18.01. At the termination of this Lease or upon repossession by Landlord for any reason, Tenant and any subtenants under Tenant, and any and all persons holding or claiming under Tenant, shall surrender possession of the Premises to Landlord as provided in Section 14.04 hereof, and free of any and all claims thereto by Tenant or any party holding under Tenant.

Section 18.02. At the termination of this Lease for any cause, provided Rent and other charges shall have been fully paid, Tenant and any subtenants under Tenant, and any and all persons holding or claiming under Tenant, shall have the right to remove from the Premises all personal property, tools, machinery and trade fixtures and Equipment installed by Tenant or any person holding under Tenant at its own expense, irrespective of how any of such property may be attached to the Premises; provided, however, that Tenant shall repair to Landlord's satisfaction any and all damage to the Premises caused by the removal of such property.

ARTICLE XIX. COVENANTS TO RUN WITH THE LAND

Section 19.01. All covenants, agreements, and engagements in this Lease shall be construed as covenants running with the land, and all rights given to and obligations imposed upon the respective parties shall be construed as inuring to and binding upon the successors in interest and assigns of the parties hereto, respectively.

ARTICLE XX. SHORT FORM OF THIS LEASE

Section 20.01. Upon request of either party after the execution of this Lease, the parties agree to promptly execute, acknowledge and deliver a Short Form of Lease for recording purposes if requested by one of the parties, and the terms hereof shall constitute a part hereof as though recited at length therein.

ARTICLE XXI. NOTICES

Section 21.01. Any notice provided for herein must be mailed by certified or registered United States mail, postage prepaid, return receipt requested to the parties as follows:

If to Landlord:   Toledo Realty, LLC
                             154 Toledo Street
                             Farmingdale, NY 11735
                             Attn: David Giangano
                                        Managing Member

If to Tenant:        JUMA Technology LLC
                              154 Toledo Street
                              Farmingdale, NY 11735|
                              Attn: Frances Vinci
                                         Member

Any and all notices to Landlord shall also be sent to a Mortgagee if Landlord has previously sent notice of such Mortgagee and such Mortgagee's address to Tenant. Each party shall have the right to specify any other address in the United States by giving to the other party at least fifteen (15) days prior written notice thereof.

ARTICLE XXII. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

Section 22.01. This Lease and Tenant's leasehold estate shall be subordinate and subject in all respects to any present and future mortgage or mortgages which are liens against the Premises and, at Landlord's request, Tenant shall execute and deliver to Landlord an instrument in recordable form confirming such subordination; provided that such subordination shall not affect the respective rights of Landlord, Tenant and any mortgagee under Article XII. hereof; and, provided further, that Landlord will use its best efforts to secure for Tenant at such time an instrument executed by all necessary parties in recordable form whereby any Mortgagee or proposed mortgagee agrees that Tenant shall not be interfered with or disturbed in its use, possession and enjoyment of the Premises by the mortgagee, or any person or firm claiming under the mortgagee, such instrument to be binding upon any successor of a Mortgagee or any purchaser at judicial sale upon foreclosure of the mortgage, so long as Tenant is not in default hereunder.

If at any time during the Term any Mortgagee or proposed mortgagee shall become owner of the Premises as a result of foreclosure or otherwise or becomes a “Mortgagee in Possession” of the Premises, Tenant shall, upon request and upon assumption by said mortgagee of Landlord's obligations hereunder, attorn to such mortgagee from time to time upon the then terms and conditions of this Lease and shall execute instruments in confirmation of such attornment.

ARTICLE XXIII. ESTOPPEL CERTIFICATE

Section 23.01. At any time, and from time to time, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing in form satisfactory to Landlord certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Minimum Monthly Rent and Additional Rent have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any term, covenant or condition contained in this Lease.

ARTICLE XXIV. ENTRY AND INSPECTION

Section 24.01. Tenant shall permit Landlord and Landlord's authorized agents to enter upon the Premises at reasonable times during Tenant’s business hours for the purpose of inspecting the same and of ascertaining Tenant's compliance with the terms and conditions of this Lease.

Section 24.02. In entering upon the Premises, Landlord will observe Tenant’s prevailing security arrangements and will make such entries so as to cause as little inconvenience, annoyance or disturbance as possible.

ARTICLE XXV.  CUMULATIVE REMEDIES; NO WAIVER; ENTIRE AGREEMENT, NO ORAL CHANGE;
                               GOVERNING LAW; SEVERABILITY; EXHIBITS; SIGNS

Section 25.01. The specific remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which they may be lawfully entitled in case of any breach or threatened breach by either of them of any provision of this Lease. The failure of either party to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Landlord of any installment of Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach. This Lease and the Exhibits and Riders if any, attached to this Lease and made a part hereof set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Property, and there are no covenants, promises, agreements, conditions or understandings, heretofore made, either oral or written, between them other than as herein set forth. No waiver, change, modification or discharge by either party hereto of any provision in this Lease shall be effective unless expressed in writing and signed both by Landlord and Tenant.

Section 25.02. This Lease shall be construed and enforced in accordance with the laws of the New York State.

Section 25.03. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each remaining provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 25.04. Any signs which Tenant desires to use on the Premises must be approved by Landlord and meet any and all applicable laws, ordinances, regulations, etc.

ARTICLE XXVI. SUCCESSORS AND ASSIGNS

Section 26.01. This Lease shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

ARTICLE XXVII. SECURITY DEPOSIT

Section 27.01. Tenant, upon the execution of this Lease, shall deposit with Landlord Ten Thousand Five Hundred and 00/100 Dollars ($10,500.00) (the "Security Deposit"), which sum shall be retained by Landlord (without interest and not in trust or in a separate account) as security for the payment by Tenant of Rent to be paid hereunder and the performance of the terms, covenants and obligations contained herein. If at any time Tenant shall be in default under the provisions of this Lease, Landlord shall be entitled, at its sole discretion, to apply the Security Deposit: (i) to payment of (a) any Rent for the payment of which Tenant shall be in default, (b) any expense incurred by Landlord in curing any default of Tenant, and/or (c) any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default; or (ii) to retain the Security Deposit in liquidation of all or a part of the damages suffered by Landlord by reason of such default.

Section 27.02. If any portion of the Security Deposit is used, applied or retained by Landlord for any purpose set forth in Section 27.01., Tenant shall, within ten (10) days after demand therefore is made by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Any portion of the Security Deposit which shall not be utilized for any such purpose or as otherwise may be provided for in this Lease shall be returned to Tenant following the expiration of this Lease and surrender of the Premises to Landlord as provided in this Lease. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.

ARTICLE XXVIII. HAZARDOUS MATERIALS AND WASTE

Section 28.01. Tenant covenants and agrees that it will use the Premises in compliance with any local, state or federal hazardous material and waste laws or other environmental laws or regulations and Tenant specifically shall indemnify and hold Landlord harmless for any costs, expenses, etc. incurred by Landlord in default of this covenant by Tenant; provided, however, that any work or expense for such compliance shall be the sole responsibility of Tenant from and after the Commencement Date. If required, Tenant shall file reports on any such activities with the appropriate authority.

Section 28.02. At the termination of this Lease, Tenant shall remove any tanks or storage of any hazardous material or waste substances (as so defined by any local, state or federal authority) installed by Tenant or installed by Landlord at the written request of Tenant.

Section 28.03. If, at any time during the term of this Lease, any local, state or federal authority or any of Landlord's mortgagees should request a report on any such hazardous substances Tenant has stored or allowed to be stored on the Premises, Tenant will either cause said report to be made as soon as practicable at its own cost and expense, or if not made within thirty (30) days of Landlord's request for the same, will reimburse Landlord, as Additional Rent, for Landlord's cost of obtaining said report.

Section 28.04. Tenant shall dispose of any cleaning materials, including rags, cloths, liquids, gases or chemical compounds off of the Premises promptly and according to any applicable laws, regulations, etc. after use, and will not store or allow its employees to store any of the same at the Premises.

Section 28.05. At any time during the Term, or within one hundred eighty (180) days thereafter, Landlord may enter upon the Premises and inspect the Premises for any evidence of any hazardous waste or hazardous substances. In the event that there exists any such hazardous waste or hazardous substances, Tenant shall promptly remove the same in accordance with all applicable federal or local laws, regulations, etc. This Section, 28.05, shall survive the termination or expiration of this Lease.

Section 28.06. Tenant represents that it’s Standard Industrial Classification (“SIC”) number as designated in the Standard Classification Manual prepared by the Office of Management and Budget, Executive Office of the President of the United States is ________________. Tenant recognizes that for purposes of the Act, Tenant will acquire the SIC number of any entity for which it provides all or substantially all of its services or products. Tenant represents the specific activities intended to be carried on at the Premises are solely general office uses and Tenant covenants that it will do or suffer nothing which will cause its SIC number to fall within any of the following “major group” classifications of SIC numbers during the term of this Lease: 22 through 39, inclusive, 46 through 49, inclusive, 51 through 76 (together “Covered Numbers”). Tenant further covenants to notify Landlord in writing at least thirty (30) days prior to any change of facts which would result in the change of Tenant’s SIC number from that stated above to any of the Covered Numbers. Upon such notice, Landlord shall have the right, at its option, to terminate this Lease within thirty (30) days of receipt of such notice by notifying the Tenant in writing.

ARTICLE XXIX. BROKERS

Section 29.01. Landlord and Tenant each represent that it has not dealt with any broker in connection with the negotiation, execution, or delivery of this Lease. Each party shall defend, indemnify and hold harmless the other party from and against any claims or demands for brokerage commissions or finder's fees alleged to arise from the acts of the first mentioned party and Landlord shall defend, indemnify and hold harmless Tenant for brokerage fees or finders fees owed to or claimed by Broker or any party claiming by, through or under Broker.

Section 29.02. This Article XXIX is a covenant to run with the land and shall be binding on any subsequent Owner of Landlord's estate, including, but not limited to, any mortgagee or subsequent owner of the Building.

Section 29.03. The term “Tenant” as used in this Article XXIX shall mean Tenant and any person, firm, corporation or other entity having an interest, relationship or connection in or with Tenant or any successor-in-interest to Tenant's estate granted hereunder or under any other document substituted for or replacing this Lease.

ARTICLE XXX. COMPLIANCE WITH LAW

Section 30.01. Tenant shall, at its sole cost and expense, comply or cause compliance with any notices of violations of any laws and regulations of federal, state, municipal and local governments, departments, commissions and boards, pursuant to law, which may impose any violation, order or duty upon Tenant with respect to the Premises, arising out of Tenant's use thereof. Notwithstanding the foregoing, Tenant may contest or appeal such violations, requirements or orders and shall not be required to comply therewith if Tenant shall contest same by appropriate proceedings and shall not subject Landlord to criminal liability or material civil liability provided Tenant shall give such reasonable security during the pendency of such contest as shall be requested by Landlord with respect to any costs, fines, expenses, penalties or damages which may be imposed on Landlord by reason of Tenant's contest; provided, however, that during any such contest, Tenant shall, unless prohibited by law (i) continue to pay all rentals due under this Lease to Landlord and, (ii) continue operations of the Premises in accordance with the terms and conditions of this Lease. Upon final resolution of any such contest, Tenant shall promptly comply with the judgment, finding, or order.

ARTICLE XXXI.  RELATIONSHIP OF PARTIES; DEFINITION OF LANDLORD; DEFINITION OF TENANT

Section 31.01. Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture, or any other relationship between the parties hereto other than the relationship of Landlord and Tenant. Nothing contained in this Lease shall in any way impose any liability upon the members, stockholders, officers or directors of Landlord or members, stockholders, officers, directors or trustees of Tenant, should such parties be corporate entities.

Section 31.02. The term “Landlord” as used herein, means Landlord named herein and any subsequent owner of Landlord's estate hereunder, but any owner of Landlord’s estate shall be relieved of all liability under this Lease, after the date it ceases to be the owner of Landlord’s estate (except for any liability arising prior to such date) provided the party succeeding to Landlord’s estate shall have executed an agreement of assumption and assignment of Landlord's estate.

Section 31.03. The term “Tenant” as used herein, means Tenant named herein and any subsequent owner of Tenant’s estate hereunder.

END OF SECTION

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed the day and year first above written.

LANDLORD:

WITNESS/ATTEST:	TOLEDO REALTY, LLC

____________________________	/s/ David Giangano
By: David Giangano
Managing Member

TENANT:

JUMA TECHNOLOGY, LLC

____________________________	/s/ Frances Vinci
By: Frances Vinci
Member

EXHIBIT “A”

Legal Description of the Property

A - 1

EXHIBIT “B”

RENT SCHEDULE

RENT PERIOD - YEAR	ANNUAL RENT (w/3%annual increase	MONTHLY RENT

PRIMARY TERM:

6/1/06 - 5/31/07	$126,000.00	$10,500.00
6/1/07 - 5/31/08	$129,780.00	$10,815.00
6/1/08 - 5/31/09	$133,673.40	$11,139.45
6/1/09 - 5/31/10	$137,683.60	$11,473.63
6/1/10 - 5/31/11	$141,814.11	$11,817.84
6/1/11 - 5/31/12	$146,068.53	$12,172.38
6/1/12 - 5/31/13	$150,450.59	$12,537.55
6/1/13 - 5/31/14	$154,964.11	$12,913.68
6/1/14 - 5/31/15	$159,613.03	$13,301.09
6/1/15 - 5/31/16	$164,401.42	$13,700.12

FIRST OPTION PERIOD:

6/1/16 - 5/31/17	$169,333.46	$14,111.12
6/1/17 - 5/31/18	$174,413.46	$14,534.46
6/1/18 - 5/31/19	$179,645.86	$14,970.49
6/1/19 - 5/31/20	$185,035.24	$15,419.60
6/1/20 - 5/31/21	$190,586.30	$15,882.19

SECOND OPTION PERIOD:

6/1/21 - 5/31/22	$196,303.89	$16,358.66
6/1/22 - 5/31/23	$202,193.01	$16,849.42
6/1/23 - 5/31/24	$208,258.80	$17,354.90
6/1/24 - 5/31/25	$214,506.56	$17,875.55
6/1/25 - 5/31/26	$220,941.76	$18,411.81

B - 1